POWER OF ATTORNEY


STATE OF ALABAMA	)
                     	)
COUNTY OF JEFFERSON)

         The undersigned officer of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints Michael R. Mills, Amy
M. Tucker and Jerry F. Perkins Jr., or any of them, the true and lawful attorneys of the undersigned to prepare, based on information provided by said officer, and sign the name of the undersigned to (i) any Form 3 required to be filed with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, for and on behalf of said officer, (ii) any Form 4 required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for and on behalf of said officer and any and all amendments to said reports, and (iii) any Form 5 of said officer to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for and on behalf of said officer and any and all amendments to said reports.

         The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned officer of Vulcan Materials Company has executed this Power of Attorney this 11th day of December, 2014.




                                                  Jason P. Teter